UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2018

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2018, Cancer Genetics, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, entered into the Joinder and Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), amending the Amended and Restated Loan and Security Agreement, dated as of March 22, 2017, as amended by the Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2018, among the Company, certain of its wholly-owned subsidiaries and Silicon Valley Bank (“Bank”) (as subsequently amended from time to time, the “Amended Loan Agreement”).

The Amendment, among other things, adjusts certain financial covenants in the Amended Loan Agreement, including minimum adjusted EBITDA, minimum revenue and minimum liquidity covenants, and effected the joinder to the Amended Loan Agreement of vivoPharm Pty Ltd and its wholly-owned subsidiaries, acquired by the Company in August 2017.

The foregoing description of the Amendment and the Amended Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 10.1 — Joinder and Second Amendment to Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated as of June 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: June 27, 2018